PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
To Prospectus dated June 11, 2010	Registration Statement No. 333-166556
1,596,773 Shares
Common Stock

     Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,596,773 shares of our common stock to Glengrove Small Cap Value, Ltd., or Glengrove, pursuant to a Common Stock Purchase Agreement dated as of June 11, 2010, between us and Glengrove, at a price of approximately $1.41 per share. The total purchase price for the shares is $2,250,284. We will receive net proceeds from the sale of these shares of approximately $2,222,284, after deducting our estimated offering expenses of approximately $28,000, including a placement agent fee of $16,877 to be paid to Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, in connection with this offering.
     This prospectus supplement and the accompanying prospectus also cover the sale of these shares by Glengrove to the public. Glengrove is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any profits on the sales of shares of our common stock by Glengrove and any discounts, commissions or concessions received by Glengrove may be deemed to be underwriting discounts and commissions under the Securities Act.
     We expect to issue the shares to Glengrove on or about February 1, 2011. Our common stock is traded on the Nasdaq Capital Market under the symbol “JSDA.” On January 28, 2011, the last reported sale price of our common stock was $1.42 per share. The aggregate market value of our common stock held by non-affiliates was approximately $42,271,354 based on 30,418,731 shares of our common stock outstanding on January 28, 2011 of which 650,172 shares were held by non-affiliates, and a price per share of $1.42, the closing sale price of our common stock on that date. During the twelve-month period that ends on and includes the date of this prospectus supplement, we have offered securities in the amount of $6,475,284 pursuant to General Instruction I.B.6. of Form S-3.
     Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-2 of this prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is January 31, 2011

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT
     This prospectus supplement and the accompanying prospectus dated June 11, 2010 are part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this “shelf” registration process, we may sell from time to time in one or more offerings up to $30,000,000 in aggregate offered amount of our securities described in the accompanying prospectus.
     This prospectus supplement and the accompanying prospectus (File No. 333-166556) relate to the offer by us of shares of our common stock to a certain investor. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
     You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.
     In this prospectus supplement, unless the context otherwise indicates, the terms “Jones,” “Jones Soda,” “the Company,” “we,” “our” and “us” or similar terms refer to Jones Soda Co.

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PROSPECTUS SUPPLEMENT SUMMARY
     The items in the following summary are described in more detail later in this prospectus supplement and in the accompanying prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should read the more detailed information set out in this prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.
Jones Soda Co.
Our Business
     We develop, produce, market and distribute a range of premium beverages, including the following two brands as of the date of this prospectus supplement:
•	Jones Pure Cane Soda®, a premium carbonated soft drink with three new extensions launched in targeted markets during 2009:
o	Jones Refresco De Caña Pura,

o	Jones Jumble™, our summer seasonal soda, and

o	Jones Zilch™, our zero calorie offering; and
•	WhoopAss Energy Drink®, an energy supplement drink.
     We sell and distribute our products primarily throughout the United States and Canada through our network of independent distributors, which we refer to as our direct store delivery channel, and national retail accounts, which we refer to as our direct to retail channel, and we sell concentrate through an exclusive manufacturing and distribution agreement. We do not directly manufacture our products, but instead outsource the manufacturing process to third party contract packers. We also sell various products online, which we refer to as our interactive channel, including soda with customized labels, wearables, candy and other items, and we license trademarks for use on products sold by other manufacturers. In addition, we are expanding our international business outside of North America and have secured distribution through independent distributors in Ireland, the United Kingdom, Australia, Japan and the United Arab Emirates.
     The beverage industry is highly competitive, and most of our competitors have substantially greater marketing and distribution resources than we do. See “Risk Factors.”
Corporate Information
     Our company is a Washington corporation formed in 2000 as a successor to Urban Juice and Soda Company Ltd., a Canadian company formed in 1986. Our principal place of business is located at 234 Ninth Avenue North, Seattle, Washington 98109. Our telephone number is (206) 624-3357. Our website address is www.jonessoda.com. The information on or accessible through our website is not part of this prospectus supplement and the accompanying prospectus and should not be relied upon in connection with making an investment in our securities.

The Offering

Common stock offered	1,596,773 shares

Common stock to be outstanding after this offering	32,015,504 shares

Use of proceeds	Targeted funding of new marketing programs, to secure and grow larger distributor and retail accounts, and for working capital and other general corporate purposes.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	JSDA
          The number of shares of common stock to be outstanding after this offering is based on 30,418,731 shares outstanding as of January 28, 2011, and excludes:
•	1,761,034 shares of common stock issuable upon the exercise of options outstanding as of January 28, 2011 at a weighted average exercise price of $1.97 per share; and

•	525,062 shares of our common stock reserved for future awards and issuances under our 2002 Stock Option and Restricted Stock Plan as of January 28, 2011.
RISK FACTORS
          An investment in our common stock involves a high degree of risk. Before you make a decision to invest in our common stock, you should consider carefully the risks described below and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Commission on March 31, 2010, which is incorporated herein by reference in its entirety, as well as any amendment or update thereto reflected in our subsequent filings with the Commission. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.
Additional Risks Related to this Offering
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
          Our management will have broad discretion as to the application of the net proceeds from this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price.
          Pursuant to this offering, we will sell 1,596,773 shares, or approximately 5.2% of our outstanding common stock as of January 28, 2011. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future plans, strategies, intentions, expectations, objectives and goals or to our future financial performance and prospects and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•	our ability to establish, maintain and grow our distributor channels and retail accounts;

•	the potential markets for our products and our ability to successfully compete in those and our existing markets;

•	our plans to continue to develop new products and create and maintain brand-name recognition;

•	estimates of future growth, sales and inventory levels;

•	estimates of the capacity of our suppliers, manufacturers, distributors and other third parties to perform their respective obligations;

•	predictions regarding future economic conditions and trends;

•	the scope of our intellectual property protection; and

•	our operating and business strategies, our industry, our projected cash needs, liquidity and capital resources and our expected future revenues, operations and expenditures.
          In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. Discussions concerning these forward-looking statements can be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated in this prospectus supplement by reference to our most recent Annual Report on Form 10-K, as well as amendments and updates thereof reflected in subsequent filings with the Commission. These statements are based largely on our expectations and projections about future events and trends affecting our business and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.
          Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein.
USE OF PROCEEDS
          We estimate that we will receive net proceeds from this offering of approximately $2,222,284 from the sale of the shares of common stock. “Net proceeds” is what we expect to receive after paying the placement agent fee and other expenses of this offering.
          We intend to use the net proceeds from this offering for targeted funding of new marketing programs, to secure and grow larger distributor and retail accounts, and for working capital and other general corporate purposes.
          As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering or the timing and amount of actual expenditures. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.
DILUTION
          Our net tangible book value on September 30, 2010 was approximately $7,685,085, or $0.28 per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of common shares outstanding.
          After giving effect to the sale of 1,596,773 shares of common stock offered by us in this offering, our pro forma net tangible book value on September 30, 2010 would have been approximately $9,907,369 or $0.34 per share of common stock. The adjustments made to determine pro forma net tangible book value per share are the following:
•	an increase in total assets to reflect the net proceeds of the offering as described under “Use of Proceeds”; and

•	the addition of the number of shares offered by this prospectus supplement to the number of shares outstanding as of September 30, 2010.
          The following table illustrates the pro forma increase in net tangible book value of $0.06 per share and the dilution (the difference between the offering price per share and net tangible book value per share) to new investors in this offering:

Public offering price per share	$1.41
Net tangible book value per share on September 30, 2010	$0.28
Increase in net tangible book value per share attributable to this offering	$0.06
Pro forma net tangible book value per share on September 30, 2010, after giving effect to this offering	$0.34
Dilution per share to new investors in this offering	$1.07

          The following table shows the difference between existing shareholders and new investors in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price paid per share.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing shareholders	27,695,165	94.5%	$46,546,718	95.4%	$1.68
New investors	1,596,773	5.5%	$2,250,284	4.6%	$1.41

Total	29,291,938	100.0%	$48,797,002	100.0%	$1.67

          The above discussion and tables are based on 27,695,165 common shares outstanding at September 30, 2010, and do not include:
•	1,778,534 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2010 at a weighted average exercise price of $1.96 per share; and

•	499,545 shares of our common stock reserved for future awards and issuance under our 2002 Stock Option and Restricted Stock Plan as of September 30, 2010.
DIVIDEND POLICY
          We have never declared or paid any cash dividends with respect to our common stock. We currently intend to retain any future earnings to fund the development and growth of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future.
PLAN OF DISTRIBUTION
          As disclosed in our Current Report on Form 8-K filed with the Commission on June 14, 2010, we entered into a Common Stock Purchase Agreement, dated as of June 11, 2010, with Glengrove. The Common Stock Purchase Agreement, or the Purchase Agreement, provides that, upon the terms and subject to the conditions set forth therein, Glengrove is committed to purchase up to $10,000,000 of shares of our common stock over the approximately 24-month term of the Purchase Agreement; provided, however, that in no event may we sell under the Purchase Agreement more than 5,228,893 shares of our common stock, which we refer to as the Trading Market Limit (which is equal to one share less than 20% of our outstanding shares of common stock on the closing date of the Purchase Agreement, less 70,053 common shares issued to Glengrove as its commitment fee). The Purchase Agreement provides that from time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Glengrove with draw down notices to purchase our common stock over ten consecutive trading days or such other period mutually agreed upon by us and Glengrove, which we refer to as the Draw Down Period, with each draw down subject to limitations set forth in the Purchase Agreement based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down (which limitations the parties are expressly permitted under the Purchase Agreement to modify or waive by mutual agreement). In addition, in no event can Glengrove purchase under the Purchase Agreement any shares of our common stock which, when aggregated with all other shares of our common stock then beneficially owned by Glengrove, would result in the beneficial ownership by Glengrove of more than 9.9% of the then issued and outstanding shares of our common stock, which we refer to as the Ownership Limitation, or when aggregated with all other shares of our common stock offered pursuant to the registration statement of which this prospectus supplement forms a part, would exceed the maximum amount permissible under General Instruction I.B.6. of Form S-3, which we refer to as the Registration Limitation.
          Once presented with a draw down notice, Glengrove is required to purchase a pro-rata portion of the shares on each trading day during the Draw Down Period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares will be equal to the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount of 6.0%.
          The Purchase Agreement also provides that, from time to time and at our sole discretion, we may grant Glengrove the right to exercise one or more options to purchase up to an aggregate dollar amount of additional shares of our common stock during each Draw Down Period based on the trading price of the common stock. Upon Glengrove’s exercise of an option, we will sell to Glengrove the shares of our common stock subject to the option at a price equal to the greater of the volume weighted average price of the common stock on the day Glengrove notifies us of its election to exercise the option or the threshold price for the option determined by us, less a discount of 6.0%.
          We presented Glengrove with an amended draw down notice dated January 13, 2011 to purchase a fixed amount of up to $2,800,000 of our common stock, subject to the Trading Market Limit, the Beneficial Ownership Limitation and the Registration Limitation. The threshold price set for the fixed amount was $1.35. As provided in the Purchase Agreement, the Draw Down Period was ten consecutive trading days.
          We expect to settle with Glengrove on the purchase of an aggregate of 1,596,773 shares of our common stock under the terms of the draw down notice and the Purchase Agreement on February 1, 2011, subject to satisfaction of applicable closing conditions. Accordingly, pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,596,773 shares of our common stock to Glengrove, at a price of approximately $1.41 per share. This prospectus supplement and the accompanying prospectus also cover the sale of these shares by Glengrove to the public. The total gross purchase price for the shares is $2,250,284. We will receive net proceeds from the sale of these shares of approximately $2,222,284, after deducting estimated offering expenses of approximately $28,000, including a placement agent fee of $16,877 to be paid to Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, in connection with this offering.
     During 2010, we completed the draw down and sale of an aggregate of 3,632,120 shares under the Purchase Agreement, pursuant to which we received aggregate gross proceeds of $4,100,000. Upon the expected settlement of the current draw down, we will have sold to Glengrove a total of 5,228,893 common shares, which is the amount of the Trading Market Limit under the Purchase Agreement. Accordingly, no further common shares may be sold to Glengrove pursuant to the equity line of credit facility, and the Purchase Agreement by its terms automatically will terminate.
          Additional information is set forth under the caption “Plan of Distribution” in the accompanying prospectus and in our Current Report on Form 8-K filed with the Commission on January 31, 2011, which is incorporated herein by reference. For more information, please see the section entitled “Information Incorporated by Reference” in this prospectus supplement.
LEGAL MATTERS
          The validity of the issuance of the common stock offered in this prospectus supplement and the accompanying prospectus will be passed upon for us by our counsel, Perkins Coie LLP, Seattle, Washington.
WHERE YOU CAN FIND MORE INFORMATION
          We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the Commission allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the common stock we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement or to a document incorporated by reference in the registration statement.

          We file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information from the Public Reference Room of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the Commission. The address of that website is www.sec.gov.
INFORMATION INCORPORATED BY REFERENCE
          The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement.
          Information contained in this prospectus supplement and information that we file with the Commission in the future and incorporate by reference in this prospectus supplement automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
          The following documents filed by us with the Commission (in each case, Commission File No. 000-28820) are incorporated by reference in this prospectus supplement:
•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 31, 2010;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the Commission on May 17, 2010;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2010, filed with the Commission on August 13, 2010;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2010, filed with the Commission on November 12, 2010;

•	our Current Reports on Form 8-K, filed with the Commission on March 9, March 22, April 9, April 28, May 4, June 14, June 29, July 14, July 23, September 27, October 28, and December 28, 2010;

•	our definitive Proxy Statement on Schedule 14A, filed with the Commission on August 24, 2010, in connection with our 2010 annual meeting of shareholders; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on October 14, 1996, as amended on March 20, 2003, under Section 12(g) of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.
          We are also incorporating by reference any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the completion of this offering, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K which are not deemed to be filed and not incorporated by reference herein.
          You may request a copy of these filings, at no cost, by contacting us at:
Jones Soda Co.
234 Ninth Avenue North
Seattle, Washington 98109
Attention: Investor Relations
(206) 624-3357

PROSPECTUS
JONES SODA CO.
$30,000,000
COMMON STOCK AND WARRANTS

     We may from time to time in one or more offerings sell up to $30,000,000 in the aggregate, inclusive of any exercise price thereof, of:
•	shares of our common stock;

•	warrants to purchase shares of our common stock; or

•	a combination of the foregoing.
     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide the specific terms of the offering in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you invest in our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.
     Our common stock is traded on the Nasdaq Capital Market under the symbol “JSDA.” Each prospectus supplement will contain information, where applicable, as to any listing on The Nasdaq Stock Market or any other securities exchange of the securities covered by the prospectus supplement.
     As of June 11, 2010, the aggregate market value of our outstanding common stock held by non-affilates was approximately $45,994,092, based on 26,494,737 shares of common stock outstanding, of which 509,374 shares were held by non-affiliates, and a price per share of $1.77, the closing sale price of our common stock on that date, as quoted on The Nasdaq Capital Market. Because the aggregate market value of our outstanding common stock held by non-affiliates is less than $75,000,000, we are as of the date of this prospectus only permitted to use the registration statement of which this prospectus is a part to offer the securities covered hereby in a primary offering where the maximum amount of securities sold in the offering during a twelve-month period does not exceed one-third of the aggregate market value of our outstanding common stock held by non-affilates. As of the date of this prospectus, we have offered securities in the amount of $125,000 pursuant to General Instruction I. B.6. of Form S-3 during the prior twelve-month period that ends on and includes the date of this prospectus. If the aggregate market value of our outstanding common stock held by non-affiliates increases to an amount equal to or in excess of $75,000,000, we will be permitted to offer the securities covered by this prospectus without regard to the above-described limitations. In any event, the aggregate initial offering price of the securities that we offer under the registration statement of which this prospectus forms a part will not exceed $30,000,000.
     Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

     The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of the securities, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
     We may also offer from time to time shares of our common stock pursuant to this prospectus and any applicable prospectus supplement in accordance with the terms of a stock purchase agreement we have entered into with Glengrove Small Cap Value, Ltd., or Glengrove. The terms of the stock purchase agreement are described in this prospectus under the section entitled “Plan of Distribution.” Glengrove is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, with respect to the shares of our common stock that we may offer pursuant to the stock purchase agreement, and any profits on the sales of shares of our common stock by Glengrove and any discounts, commissions or concessions received by Glengrove may be deemed to be underwriting discounts and commissions under the Securities Act. We agreed to issue to Glengrove pursuant to the registration statement of which this prospectus forms a part, as payment of its fees in connection with the stock purchase agreement, 70,053 shares of our common stock, and this prospectus covers the sale to the public of those shares. We expect to deliver the above-referenced shares of common stock to Glengrove on or about June 22, 2010.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2010

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $30,000,000 in the aggregate, inclusive of any exercise price thereof, of the following securities:
•	shares of our common stock;

•	warrants to purchase shares of our common stock; or

•	a combination of the foregoing.
     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under “Information Incorporated by Reference.”
     This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”
     You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
ABOUT JONES SODA CO.
     We develop, produce, market and distribute a range of premium beverages, including the following four brands as of the date of this prospectus:
•	Jones Pure Cane Soda®, a premium carbonated soft drink with three new extensions launched in targeted markets during 2009:
•	Jones Refresco De Caña Pura,

•	Jones Jumble™, our seasonal soda, and

•	Jones Zilch™, our zero calorie offering;
•	Jones 24C®, an enhanced water beverage;

•	Jones GABA®, a functional tea juice blend; and

•	WhoopAss Energy Drink®, a citrus energy drink.
     We sell and distribute our products primarily throughout the United States and Canada through our network of independent distributors, which we refer to as our direct store delivery channel, and national retail accounts, which we refer to as our direct to retail channel, and we sell concentrate through an exclusive manufacturing and distribution agreement. We do not directly manufacture our products, but instead outsource the manufacturing process to third party contract packers. We also sell various products online, which we refer to as our interactive channel, including soda with customized labels, wearables, candy and other items, and we license our trademarks for use on products sold by other manufacturers. In addition, we are expanding our international business outside of North America and have secured distribution through independent distributors in Ireland, the United Kingdom, Australia, Japan and the United Arab Emirates.
     We are a Washington corporation formed in 2000 as a successor to Urban Juice and Soda Company Ltd., a Canadian company formed in 1986. Our principal place of business is located at 234 Ninth Avenue North, Seattle, Washington 98109. Our telephone number is (206) 624-3357. Our Web site address is www.jonessoda.com. The information contained on our Web site does not constitute part of, nor is it incorporated by reference into, this prospectus.
RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1993. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our business strategy, future operations, projected financial position, potential strategic transactions, proposed distribution channels, projected sales growth, proposed new products, estimated future revenues, cash flows and profitability, projected costs, potential sources of additional capital, future prospects, future economic conditions, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.
     You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
     We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 10-K, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS
     Our management will have broad discretion over the use of the net proceeds from the sale of the securities offered in this prospectus. Unless otherwise indicated in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered in this prospectus for targeted funding for new marketing programs to secure and grow larger distributor and national retail accounts, working capital and other general corporate purposes. We also may use such proceeds to acquire or invest in businesses, technologies, products or assets that complement our current business. However, we currently have no commitments or agreements for any specific acquisitions. Pending use of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.
DESCRIPTION OF CAPITAL STOCK
     We are a Washington corporation. Your rights as a shareholder are governed by the Washington Business Corporation Act, or the WBCA, and our articles of incorporation and our bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our articles of incorporation and our bylaws for more complete information.
Common Stock
     We are authorized to issue up to 100,000,000 shares of common stock, no par value. As of June 11, 2010, we had 26,494,737 shares of common stock outstanding. We do not currently have in effect a shareholder rights plan.
     Each share of common stock entitles its holder to one vote on all matters to be voted upon by the shareholders. Cumulative voting for directors is not permitted. Holders of common stock may receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose, although to the date of this prospectus, no dividends have been declared or paid. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive rights. All outstanding shares of common stock are fully paid and nonassessable, and the shares of our common stock to be issued under this prospectus will be fully paid and nonassessable.
Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law
     The following summary of certain provisions of the WBCA and our articles of incorporation and bylaws is not complete. You should read the WBCA and our articles of incorporation and bylaws for more complete information. The business combination provisions of Washington law, which are discussed below, and the provisions of our articles of incorporation and bylaws that are discussed below could have the effect of discouraging offers to acquire us and, if any such offer is made, could increase the difficulty of consummating such offer, even if the offer contains a premium price for holders of common stock or otherwise benefits shareholders.
     Shareholder Meetings; Quorum. Our bylaws provide that our shareholders may call a special meeting only upon the request of holders of at least 25% of the votes entitled to be cast on any matter proposed for consideration at such special meeting. Additionally, our president or our board of directors may call special meetings of shareholders. Except as required by law, a quorum at any annual or special meeting of shareholders consists of at least 33 1/3% of the shares entitled to be cast by each voting group.
     Requirements for Advance Notification of Shareholder Nominations. Our bylaws contain advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. The existence of these advance notification provisions may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of our board of directors.
     Washington Takeover Statute. Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the date the acquiring person first became a 10% beneficial owner of the voting securities of the target corporation, unless the business transaction or the acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time the acquiring person first became a 10% beneficial owner of the target corporation’s voting securities. Such prohibited transactions include, among other things:
•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	receipt by the acquiring person of any disproportionate benefit as a shareholder.
     After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. We expect the existence of this provision to have an antitakeover effect with respect to transactions that our board of directors does not approve in advance and may discourage takeover attempts that might result in the payment of a premium over the market price for common stock held by shareholders or otherwise might benefit shareholders.
Limitations of Liability and Indemnification Matters
     Our articles of corporation provide that, to the fullest extent permitted by the WBCA, a director of our company shall not be personally liable to our company or our shareholders for monetary damages for his or her conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, illegal corporate loans or distributions, or any transaction from which the director receives personal benefit in money, property or services to which the director is not legally entitled.
     Pursuant to our bylaws, each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or who, while a director of our company, is or was serving at our company’s request as a director, officer, partner, trustee, employee or agent of another company or partnership, joint venture, trust or other enterprise, will be indemnified by us against all reasonable expenses incurred by such person in connection therewith. If a director or officer is made a party to a proceeding because he or she was or is a director or officer of our company, such director or officer will be indemnified for any judgment, settlement, penalty, fine or reasonable expenses incurred in such proceeding if:
•	he or she acted in good faith; and

•	he or she reasonably believed:
•	in the case of conduct in the director’s or officer’s official capacity, that the conduct was in the our company’s best interests; and

•	in all other cases, the director’s or officer’s conduct was at least not opposed to our company’s best interests.
     No director or officer will be indemnified in connection with:
•	a proceeding by or in the right of our company in which he or she was adjudged liable to our company; or

•	any other proceedings charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by such director or officer.

     The indemnification provisions contained in our bylaws are intended to be interpreted and applied to provide indemnification to directors, officers, employees and agents of our company to the fullest extent allowed by the WBCA, as amended from time to time, and are not exclusive. We have not entered into any indemnification agreements with any of our directors or officers.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare Investor Services.
Nasdaq Capital Market
     Our common stock is quoted on The Nasdaq Capital Market under the symbol “JSDA.”
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase shares of our common stock. The warrants may be issued independently or together with shares of our common stock. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, or under such other arrangement as is described in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. We have no outstanding warrant agreements as of the date of this prospectus. The following description of the warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. If we enter into a warrant agreement, we will file a prospectus supplement which will specify the negotiated terms of the particular series of warrants to be issued pursuant to the prospectus supplement, which terms may be different from, or in addition to, the terms set forth below.
Warrants
     The applicable prospectus supplement will describe the following terms of warrants offered:
•	the title of the warrants;

•	the number of common shares for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the provisions, if any, for call rights or put rights relating to the warrants or the underlying common shares;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the number of warrants issued with each share of our common stock;

•	a discussion of any material federal income tax consequences of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

     Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.
     The exercise price payable and the number of shares of our common stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of our common stock or a stock split, reverse stock split, combination, subdivision or reclassification of our common stock. In lieu of adjusting the number of shares of our common stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. No fractional shares will be issued upon exercise of the warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of our common stock into which the warrant was exercisable immediately prior to such transaction.
Exercise of Warrants
     Each warrant will entitle the holder to purchase for cash such shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
     The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, direct the issuance of the shares of our common stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
PLAN OF DISTRIBUTION
     We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the securities directly to institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.
     We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
     If underwriters are used in the sale of any of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.
     We or our agents may solicit offers to purchase the securities from time to time, and we or our agents may make sales directly to institutional investors or others. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions. We also may loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
     In connection with the sale of the securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving the securities. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement. Pursuant to a requirement by the Financial Industry Regulatory Authority, or the FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933.
     Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
     If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.
     Our common stock currently is traded on The Nasdaq Capital Market. Any underwriters may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Each prospectus supplement will contain updated information as to the listing of the securities on The Nasdaq Stock Market or any other securities exchange. We cannot guarantee the liquidity of, or trading market for, the securities.

     If underwriters or dealers are used in the sale, until the distribution of the securities is completed, Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of securities for the purpose of stabilizing or to reduce a short position could cause the price of the securities to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher that it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market, or otherwise.
     Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.
     In order to comply with the securities laws of certain jurisdictions, if applicable, the securities offered by this prospectus may be offered and sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered by this prospectus may not be offered or sold unless such securities have been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available.
Equity Line of Credit
     On June 11, 2010, we entered into what is sometimes termed an equity line of credit arrangement with Glengrove Small Cap Value, Ltd., or Glengrove. Specifically, we entered into a Common Stock Purchase Agreement, or the Purchase Agreement, that provides that, upon the terms and subject to the conditions set forth therein, Glengrove is committed to purchase up to $10 million worth of shares of our common stock over the 24-month term of the Purchase Agreement; provided, however, in no event may we sell under the Purchase Agreement more than 5,228,893 shares of common stock, which is equal to one share less than twenty percent of our outstanding shares of common stock on the effective date of the Purchase Agreement, less the number of shares we will issue to Glengrove in payment of its commitment fee.
     From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Glengrove with draw down notices to purchase our common stock over ten consecutive trading days or such other period mutually agreed upon by us and Glengrove, or the draw down period, with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down (which limitations may be modified or waived by mutual agreement of the parties). In addition, we may not sell, and Glengrove may not purchase under the Purchase Agreement, any shares of our common stock which (i) when aggregated with all other shares of our common stock beneficially owned by Glengrove, would result in beneficial ownership by Glengrove of more than 9.9% of our then outstanding shares of common stock, or (ii) when aggregated with all other shares of our common stock offered pursuant to the registration statement of which this prospectus forms a part would exceed the maximum amount permissible under General Instruction I.B.6. of Form S-3 (to the extent applicable). We are able to present Glengrove with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per draw down period and a minimum of five trading days required between each draw down period.
     Once presented with a draw down notice, Glengrove is required to purchase a pro-rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares will equal the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount of 6.0%. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Glengrove will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Glengrove may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.
     The Purchase Agreement also provides that, from time to time and at our sole discretion, we may grant Glengrove the right to exercise one or more options to purchase additional shares of our common stock during each draw down period for an amount of shares specified by us based on the trading price of our common stock. Upon Glengrove’s exercise of an option, we would sell to Glengrove the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Glengrove notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount of 6.0%.
     In addition to our issuance of shares of common stock to Glengrove pursuant to the Purchase Agreement, the registration statement to which this prospectus relates also covers the sale of those shares from time to time by Glengrove to the public. Glengrove is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
     Glengrove has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Capital Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Glengrove has informed us that each such broker-dealer will receive commissions from Glengrove which will not exceed customary brokerage commissions. Glengrove may also pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.
     In connection with this transaction, a filing will be made with the FINRA pursuant to FINRA Rule 5110. Among other customary conditions to the parties’ obligations under the Purchase Agreement, we are not permitted to deliver any draw down notice to Glengrove, and Glengrove is not obligated to purchase any shares of our common stock under the Purchase Agreement, unless and until we have received written confirmation from the FINRA to the effect that the FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby. If the FINRA raises an objection to the terms of the Purchase Agreement or otherwise fails to confirm in writing that it has no objection, and such objection shall not have been resolved or such confirmation of no objection shall not have been obtained prior to August 10, 2010, either we or Glengrove may terminate the Purchase Agreement, provided that the terminating party used its commercially reasonable efforts to resolve the objection and obtain such written confirmation in accordance with the terms of the Purchase Agreement and the terminating party’s breach of the Purchase Agreement was not a principal cause of the FINRA’s objection or failure to obtain such confirmation from the FINRA.
     The shares of common stock issued under the Purchase Agreement may be sold in one or more of the following manners:
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.
     Glengrove has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Glengrove nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice. Glengrove has agreed that during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our common stock, except that Glengrove may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Glengrove covers any such sales with the shares purchased pursuant to such draw down notice. Glengrove has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.
     In addition, Glengrove and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Glengrove or any unaffiliated broker-dealer. Under these rules and regulations, Glengrove and any unaffiliated broker-dealer:
•	may not engage in any stabilization activity in connection with our securities;
•	must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.
     These restrictions may affect the marketability of the shares of common stock purchased and sold by Glengrove and any unaffiliated broker-dealer.
     We have agreed to indemnify and hold harmless Glengrove and each person who controls Glengrove against certain liabilities, including certain liabilities under the Securities Act. We have agreed to pay up to $35,000 of Glengrove’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Glengrove in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. We also have agreed to pay up to $5,000 of Glengrove’s reasonable attorneys’ fees for ongoing due diligence in each calendar quarter during the term of the Purchase Agreement in which there is no purchase or sale of shares pursuant to a draw down request. If we issue a draw down notice and fail to deliver the shares to Glengrove on the applicable settlement date, and such failure continues for ten trading days, we have agreed to pay Glengrove liquidated damages in cash or restricted shares of our common stock, at Glengrove’s option.
     Glengrove has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Glengrove to us for inclusion in this prospectus or any other prospectus or prospectus supplement related to this transaction.
     Upon each sale of our common stock to Glengrove under the Purchase Agreement, we have agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, or FWG, a placement fee equal to 0.75% of the aggregate dollar amount that we receive for the common stock purchased by Glengrove in such sale. We also have agreed to reimburse up to $12,500 of FWG’s attorneys’ fees and expenses incurred by FWG in connection with the preparation of filings required to be made on behalf of FWG in connection with the Purchase Agreement and related transactions pursuant to FINRA Rule 5110. We have agreed to indemnify and hold harmless FWG against certain liabilities, including certain liabilities under the Securities Act.
     As payment of Glengrove’s fees in connection with the Purchase Agreement, we agreed to issue to Glengrove 70,053 shares of our common stock, which we expect to deliver to Glengrove on or about June 22, 2010. The registration statement to which this prospectus relates covers the issuance of those shares to Glengrove, as well as the sale of those shares from time to time by Glengrove to the public.
LEGAL MATTERS
     The validity of the securities being offered hereby will be passed upon for us by Perkins Coie LLP, Seattle, Washington. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Jones Soda Co. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an emphasis of a matter paragraph expressing substantial doubt about the Company’s ability to continue as a going concern and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the Commission. These documents may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the Public Reference Room by calling 1-800-SEC-0330. The Commission also maintains an Internet Web site at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the Commission.

     This prospectus is part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the Commission. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form S-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.
     In reviewing contracts or other documents filed as an exhibit or incorporated by reference in the registration statement, it is important to remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about our company or the other parties to the documents. The documents filed as exhibits or incorporated by reference in the registration statement may contain representations and warranties of each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:
•	should not be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you and other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs of as of the date they were made or any other time.
INFORMATION INCORPORATED BY REFERENCE
     The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The following documents filed with the Commission (in each case, Commission File No. 000-28820) are incorporated by reference in this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 17, 2010;

•	our Current Reports on Form 8-K, filed with the Commission on March 9, March 22, April 9, April 28, May 4, and June 14, 2010; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on October 4, 1996, and as amended on March 20, 2003, under Section 12(g) of the Exchange Act including all amendments or reports filed for the purpose of updating such description.
     We are also incorporating by reference any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K which are not deemed to be filed and not incorporated by reference herein.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109, telephone number (206) 624-3357, Attention: Investor Relations.

1,596,773 Shares
Common Stock

PROSPECTUS

January 31, 2011